U.S. Gold Corp. Holds Annual Shareholder Meeting

Strong Shareholder Support Enables All Proxy Proposals to Pass

ELKO, NV, September 19, 2019 – U.S. Gold Corp. (NASDAQ: USAU) announced the results of the Company’s annual shareholder meeting that was held on September 18, 2019 at 09:00 AM MT in Denver, CO.

The following proposals were acted on by the Company’s shareholders at the meeting:

●	Elected six directors (John Braca, Timothy Janke, Andrew Kaplan, Ryan Zinke, Douglas Newby and Edward Karr), to hold office until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified.

●	Ratified the appointment of KBL, LLP as our independent registered public accountant for the fiscal year ending April 30, 2020.

●	Approved, by a non-binding advisory vote, the compensation of our named executive officers, as described in the proxy statement.

●	Approved, by a non-binding advisory vote, that future advisory votes on the compensation of our named executive officers should occur every three years, as described in the proxy statement.

●	Approved the Company’s 2020 Stock Incentive Plan.

●	Approved an amendment of our articles of incorporation to effect a reverse stock split at a ratio not less than 1-for-2 and not greater than 1-for-10, with the exact ratio to be set within that range at the discretion of the Board of Directors before September 18, 2020 without further approval or authorization of our stockholders.

Edward Karr, U.S. Gold Corp.’s President and Chief Executive Officer, stated, “We are pleased that all the proxy proposals passed successfully at our Annual Shareholder Meeting. On behalf of U.S. Gold Corp., our Board and entire management team, I would like to personally thank all of our shareholders for taking the time to vote and for their support. I look forward to working closely with our Board and updating our shareholders on our future exploration efforts.”

About U.S. Gold Corp.

U.S. Gold Corp. is a publicly traded U.S.-focused gold exploration company. U.S. Gold Corp. has a portfolio of exploration properties. Copper King is located in Southeast Wyoming and has a Preliminary Economic Assessment (PEA) technical report, which was completed by Mine Development Associates. Keystone is an exploration property on the Cortez Trend in Nevada. For more information about U.S. Gold Corp., please visit www.usgoldcorp.gold

Safe Harbor

Certain statements in this shareholder letter are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimated,” and “intend,” among others. These forward-looking statements are based on U.S. Gold Corp.’s current expectations, and actual results could differ materially from such statements. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks arising from: the prevailing market conditions for metal prices and mining industry cost inputs, environmental and regulatory risks, risks faced by junior companies generally engaged in exploration activities, whether U.S. Gold Corp. will be able to raise sufficient capital to implement future exploration programs, and other factors described in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the Securities and Exchange Commission, which can be reviewed at www.sec.gov. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The Company makes no representation or warranty that the information contained herein is complete and accurate and we have no duty to correct or update any information contained herein.

For additional information, please contact:

U.S. Gold Corp. Investor Relations:

+1 800 557 4550

ir@usgoldcorp.gold

www.usgoldcorp.gold